EXHIBIT 99.4

FOR IMMEDIATE RELEASE
January 27, 2015
Contact: Investor Inquiries:
Casey Farrell, LegacyTexas Financial Group, Inc.
972-801-5871/shareholderrelations@legacytexasfinancialgroup.com
Media Inquiries:
Mary Rische
972-509-2020 Ex. 7331/mary.rische@legacytexas.com

LegacyTexas Financial Group, Inc. Resumes Stock Repurchase Program

PLANO, Texas, January 27, 2015 -- LegacyTexas Financial Group, Inc. (formerly known as ViewPoint Financial Group, Inc.) (NASDAQ: LTXB) (the “Company”), the holding company for LegacyTexas Bank, today announced the resumption of its existing stock repurchase program. The open-ended stock repurchase program, which commenced in August 2012, allows for the repurchase of up to 1,978,871 shares in the open market and in negotiated transactions, depending on market conditions. Stock repurchases under this program were suspended in November 2013 as a result of the Company's announced acquisition of LegacyTexas Group, Inc., which automatically triggered termination of the Company's then-existing 10b5-1 trading plan with Sandler O'Neill & Partners, LP. At the time the stock repurchase program was suspended, 83,800 shares had been repurchased, leaving 1,895,071 shares available for future repurchases under the program.

The Company will enter into a new trading plan with Sandler O’Neill & Partners, LP in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Act”), to facilitate repurchases of its common stock pursuant to the above mentioned stock repurchase program (the “Rule 10b5-1 plan”). Under the Rule 10b5-1 plan, Sandler O’Neill & Partners, LP will have the authority, under the prices, terms and limitations set forth in the Rule 10b5-1 plan, including compliance with Rule 10b-18 of the Act, to repurchase shares on the Company’s behalf.

About LegacyTexas Financial Group, Inc.

LegacyTexas Financial Group, Inc. is a bank holding company based in Plano, Texas. The Company’s holdings include LegacyTexas Bank, which also operates as ViewPoint Bank and First National Bank of Jacksboro. Beginning February 17, 2015, the Bank will operate under the LegacyTexas brand in each of its markets, with 48 banking offices in 19 North Texas cities, including 45 branches in the Dallas-Fort Worth Metroplex. For more information, please visit www.legacytexasfinancialgroup.com.
When used in filings by LegacyTexas Financial Group, Inc. (the "Company”) with the Securities and Exchange Commission (the “SEC”), in the Company's press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other things: the expected cost savings, synergies and other financial benefits from the Company-LegacyTexas Group, Inc. merger (the “Merger”) might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected; changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; fluctuations in the price of oil, natural gas and other commodities; competition; changes in management’s business strategies and other factors set forth in the Company's filings with the SEC.

The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

EXHIBIT 99.4